UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report: January 2, 2007 (Date of earliest event reported)
International Gold Resources, Inc. (Exact name of registrant as specified in its charter)

DE (State or other jurisdiction of incorporation)	000-50103 (Commission File Number)	71-911780705 (IRS Employer Identification Number)

15321 Main St. NE. 152, Duvall, WA. (Address of principal executive offices)		98019 (Zip Code)
425-844-2535 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 Other Events

On September 15, 2006, the Company called its annual meeting of shareholders to vote upon the following matters:

1. To consider and vote upon a proposal to amend the Company's Articles of Incorporation authorize 25 million shares of preferred stock and 200 million shares of common stock. The terms of any preferred shares issued, including the voting rights of the shares in amounts greater than common shares, will be set from time to time by the Board of Directors.

2. To consider and vote upon a proposal to allow the Board of Directors to approve splits of the Company's Common Stock at such future dates and under such terms at it deems necessary.

3. To elect all members of the Board of Directors.

4. To approve MacKay LLP as the Company's independent auditors for the coming year;

Because less than a quorum was present at the meeting, the meeting has been adjourned until further noticed by the Board of Directors. No action has been or will be undertaken regarding the proposals.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:2 January 2006	INTERNATIONAL GOLD RESOURCES, INC. By: Roland Vetter, President & CFO